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                                                                     EXHIBIT 3.6



STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 08/14/1998
981319471 - 2316242

                      CERTIFICATE OF ELIMINATION OF THE
              SERIES A 10% VOTING CONVERTIBLE PREFERRED STOCK OF
                           SHARPS COMPLIANCE CORP.

                          Pursuant to Section 151(g)
                        of the General Corporation Law
                           of the State of Delaware

Sharps Compliance Corp., a corporation organized and existing under the laws of the State of Delaware (the "Company"), in accordance with the provisions of
Section 151(g) of the General Corporation Law of the State of Delaware, hereby certified as follows:

1. That, pursuant to Section 151 of the General Corporation Law of the State of Delaware and authority granted in the Certificate of Incorporation of the Company, as theretofore amended, the Board of Directors of the Company, by resolution duly adopted, authorized the issuance of a series of One Million (1,000,000) shares of Series A 10% Convertible Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock"), and established the voting powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations or restrictions thereof, and, on February 23, 1998, filed a Certificate of Designation (the "Certificate of Designation") with respect to such Series A Preferred Stock in the office of the Secretary of State of the State of Delaware.

2. That no shares of said Series A Preferred Stock are outstanding and no shares thereof will be issued subject to said Certificate of Designation.

3. That the Board of Directors of the Company has adopted the following resolutions:

               WHEREAS, by Unanimous Written Consent dated February 18, 1998, the Board of Directors of the Company authorized the issuance of a series of One Million (1,000,000) shares of Series A 10% Convertible Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock"), and established the voting powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations or restrictions thereof, and, on February 23, 1998, filed a Certificate of Designation (the "Certificate of Designation") with respect to such Series A Preferred Stock in the office of the Secretary of State of the State of Delaware;

               WHEREAS, as of the date hereof no shares of Series A Preferred Stock are outstanding and no shares of such Series A Preferred Stock will be issued subject to said Certificate of Designation; and

               WHEREAS, it is desirable that all matters set forth in the Certificate of Designation with respect to such Series A Preferred Stock be

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          eliminated from the Certificate of Incorporation, as heretofore amended, of the Company;

               NOW, THEREFORE, IT IS HEREBY RESOLVED, that as of the date hereof no shares of such Series A Preferred Stock are outstanding and no shares of such Series A Preferred Stock will be issued subject to said Certificate of Designation;

               FURTHER RESOLVED, that all matters set forth in the Certificate of Designation with respect to such Series A Preferred Stock be eliminated from the Certificate of Incorporation, as heretofore amended, of the Company; and

               FURTHER RESOLVED, that the officers of the Company be, and hereby are, authorized and directed to file a Certificate with the office of the Secretary of State of the State of Delaware setting forth a copy of these resolutions whereupon all matters set forth in the Certificate of Designation with respect to such Series A Preferred Stock shall be eliminated from the Certificate of Incorporation, as heretofore amended, of the Company.

4. That, accordingly, all matters set forth in the Certificate of Designation with respect to such Series A Preferred Stock be, and hereby are, eliminated from the Certificate of Incorporation, as heretofore amended, of the Company.

     IN WITNESS WHEREOF, SHARPS COMPLIANCE CORP. has caused this Certificate to be signed by Burt Kunik, its Chief Executive Officer and President, as of this ____ day of August, 1998.

                                       SHARPS COMPLIANCE CORP.


                                       By:  /s/ Burt Kunik
                                          --------------------------------------
                                          Name:   Burt Kunik
                                          Title:  Chief Executive Officer
                                                  and President